EXHIBIT 99

Herley Industries, Inc. Announces Preliminary Agreement to
Settle Consolidated Stockholder Derivative Action

Lancaster, PA  May 6, 2010    John A. Thonet, Chairman of the Board for Herley Industries, Inc. (NASDAQ: HRLY),  announced today that a preliminary agreement has been reached to settle all stockholder derivative actions originally filed in 2006 in the United States District Court for the Eastern District of Pennsylvania at Docket No. 06-CV-2964 (JRS).

As disclosed previously, the consolidated derivative complaint, filed on January 12, 2007, alleges that current and former directors violated their fiduciary obligations in connection with certain actions or decisions in their capacities as officers or directors of the Company.  All of the defendants previously denied any wrongdoing and, under the settlement agreement, the defendants and the Company continue to deny any breach of fiduciary duties or any other improper actions.

Under the terms of the proposed settlement, Herley has agreed to institute certain corporate governance practices relating to the Board of Directors structure, directors’ independence, nomination and election procedures for directors, related party transactions, director stock ownership, and oversight policies.  Herley’s Board is committed to the implementation of best practices in the area of corporate governance and believes that the agreed upon practices are consistent with that commitment.

Based upon an Order entered by the Court today, Herley has 10 business days to notify the stockholders of the proposed settlement.  The stockholders will then have until June 24, 2010 to serve their objections to the settlement.  The Court has scheduled a hearing for July 9, 2010, to hear any objections to the settlement, determine whether it is fair to the stockholders and consider any other matters that the Court deems appropriate.

In the event that the Court approves the settlement at the July 9th hearing, plaintiffs’ counsel will ask the Court to award the sum of $975,000 for fees and costs in pursuit of the consolidated derivative action.  Herley has agreed to join in the request.

John A Thonet, Chairman of Herley’s Board of Directors, commented, “Herley has been faced with two important stockholder legal matters for the past several years.  The agreement in the derivative action puts one of those legal matters behind us, leaving only the securities class action litigation to be resolved.  Herley is scheduled to commence trial on the class action on July 13, 2010 and the trial is expected to last approximately three weeks.  With the trial date approaching, Herley looks forward to bringing closure to the securities litigation commenced in 2006 and embarking upon a new fiscal year without the continuing financial burden arising from complex litigation.”

The proposed settlement agreement will be filed as an exhibit to a Current Report on Form 8-K, reporting the tentative settlement, to be filed with the Securities and Exchange Commission.

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has seven manufacturing locations and approximately 1000 employees. Additional information about the company can be found on the Internet at www.herley.com

For information at Herley contact:                                                                                                                         Tel:  (717) 397-2777
    Peg Guzzetti
    Investor Relations

Safe Harbor Statement - Except for the historical information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. Forward-looking statements involve various important assumptions, risks, uncertainties and other factors which could cause our actual results to differ materially from those expressed in such forward-looking statements. Forward-looking statements in this discussion can be identified by words such as "anticipate," "believe," "could," "estimate," "expect," "plan," "intend," "may," "should" or the negative of these terms or similar expressions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievement. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements, cancellation or deferral of customer orders, technological change or difficulties, difficulties in the timely development of new products, difficulties in manufacturing, commercialization and trade difficulties and current economic conditions, including the potential for significant changes in US defense spending under the new Administration which could affect future funding of programs and allocations within the budget to various programs as well as the factors set forth in this report and in our public filings with the Securities and Exchange Commission.